                                                               EXHIBIT 10.7
                               LEASE AMENDMENT #7

This Lease Amendment made and entered into this 9th day of January, 1996, by and between 6000 Midlantic Drive Associates, L.P.(the "Lessor") and Tyco Industries, Inc.(the "Lessee").

Whereas, the Lessor leased certain premises known as 6000 Midlantic Drive, Mount Laurel, New Jersey (the "Property") to the Lessee pursuant to that certain Lease Agreement dated September 21, 1992, previously amended on November 11, 1992, December 18, 1992, January 5, 1993, February 1, 1993, June 16, 1993, and August 6, 1993, the terms and conditions being more particularly described therein (the Lease Agreement and amendments shall hereinafter be collectively referred to as the "Lease Agreement").

Whereas, paragraph 24 of the Lease Agreement provides that the Lessee may terminate the Lease Agreement if, due to foreclosure or sale or otherwise, the Lessor or its affiliate ceases to be the owner of or managing agent for the Property (this option to terminate the Lease Agreement shall hereinafter be referred to as the ("Termination Option").

Whereas, the Lessor has entered into negotiations with Lehman Brothers Holdings, Inc. ("LBHI") to obtain refinancing for the Property, and LBHI has indicated that as a condition of any refinancing the Lessee must waive the Termination Option.

Now therefore, the Lessor and the Lessee wish to further amend the Lease Agreement, and intending to be bound hereby agree as follows:

1. The Lessee waives the Termination Option, such that if LBHI, its successors and/or assigns, due to foreclosure or sale or otherwise, becomes the owner or managing agent of the Property, the Lease Agreement shall not be subject to termination by the Lessee due to the Lessor's loss of ownership of the Property. Accordingly, the last five (5) lines of paragraph 24 of the Lease Agreement are hereby deleted in their entirety.

All other terms and conditions of the original Lease Agreement, shall remain in full force and effect.

LESSOR:  6000 Midlantic Drive Associates, L.P.

By:  ______________________________________
                Thomas R. Whitesell

LESSEE:  TYCO INDUSTRIES, INC.

By:  ______________________________________
            Fredrick Rudloff, V/P - MIS


cp:  3/20/96
c:lease #7.doc - word